UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 29, 2010

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in First Security Group’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 29, 2010, the Company’s Audit/Corporate Governance Committee was reduced to two members, independent directors Jackson and Kendall. This caused the Company to be in non-compliance with Nasdaq Marketplace Rule 5605(c)(2)(A) (the “Rule”), which requires that audit committees of listed companies consist of at least three members. The Company gave notice to Nasdaq of this non-compliance on October 29, 2010 in accordance with Nasdaq rules.

On October 29, 2010, Nasdaq provided a notice to the Company acknowledging the Company’s noncompliance with the Rule and confirming the Company would be permitted to cure the deficiency by the earlier of its next Annual Meeting of Shareholders or September 22, 2011.

The Company is currently seeking to confirm that the Federal Reserve will not object to the appointment of a proposed  new director to serve on the Board of Directors of the Company. The individual currently identified by the Board’s nominating committee qualifies as an audit committee financial expert, and it is anticipated that he will be appointed to both the Board of Directors and the Audit/Corporate Governance Committee following receipt of regulatory non-objection. The Company believes that receipt of the regulatory non-objection and the appointments to the Board and Committee will cure the non-compliance with the Rule within the cure period provided by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated:	November 4, 2010
By: /s/ William L. Lusk, Jr.
Name: William L. Lusk, Jr.
Title: Chief Financial Officer